Exhibit 10.1

EXECUTION VERSION
PURCHASE AGREEMENT

June 19, 2014

J.P. MORGAN SECURITIES LLC
  As Representative of the Initial Purchasers
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Introductory.  Cenveo Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A(i) (the “Senior Initial Purchasers”) and Schedule A(ii) hereto (the “Junior Initial Purchasers” and, together with the Senior Initial Purchasers, the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A(i) of $540,000,000 aggregate principal amount of the Company’s 6.000% Senior Priority Secured Notes due 2019 (the “Senior Priority Notes”) and the respective amounts set forth in such Schedule A(ii) of $250,000,000 aggregate principal amount of the Company’s 8.500% Junior Priority Secured Notes due 2022 (the “Junior Priority Notes”, and together with the Senior Priority Notes, the “Notes” and each a “Series” of Notes), respectively.  J.P. Morgan Securities LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Senior Priority Notes will be issued pursuant to an indenture (the “Senior Priority Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Senior Trustee”). The Junior Priority Notes will be issued pursuant to an indenture (the “Junior Priority Indenture”, and together with the Senior Priority Indenture, the “Indentures”), to be dated as of the Closing Date, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Junior Trustee” , and together with the Senior Trustee, the Trustees”).  The Securities (as defined below) will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a blanket letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed, jointly and severally, by (i) Cenveo, Inc., a Colorado corporation (“Holdings”), and each of the guarantors named in Schedule B hereto and (ii) any North American Subsidiary (as defined in the Pricing Disclosure Package) formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indentures, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Senior Priority Notes and the related Guarantees attached thereto are herein collectively referred to as the “Senior Priority Securities” and the Junior Priority Notes and the related Guarantees attached thereto are herein collectively referred to as the

“Junior Priority Securities” and the Senior Priority Securities and the Junior Priority Securities are herein collectively referred to as the “Securities.”

The Senior Priority Securities will be secured, subject to certain exceptions and Permitted Liens (as defined in the Indenture), by (i) first priority security interests in the Fixed Asset Priority Collateral (as such term is defined in the Pricing Disclosure Package (as defined below)) and (ii) second priority security interests in the ABL Priority Collateral (as such term is defined in the Pricing Disclosure Package) that secures that certain Credit Agreement, dated as of April 16, 2013, by and among the Company, Holdings, Bank of America, N.A., as administrative agent (the “ABL Agent”), issuing bank and swingline lender, and the other parties thereto (as the same may be amended, modified and supplemented through the date hereof the “ABL Facility”) on a first priority basis. On the Closing Date, (a) the Company, the Guarantors organized under the laws of any state of the United States and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Senior Priority Collateral Agent”), for its benefit and the benefit of the Trustee and the holders of the Senior Priority Notes, will execute a U.S. security agreement (the “Senior Priority U.S. Security Agreement”) and (b) the Guarantors organized under the laws of Canada and the Senior Priority Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Senior Priority Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Senior Priority Notes, will execute a Canadian security agreement (the “Senior Priority Canadian Security Agreement” and together with the Senior Priority U.S. Security Agreement and any other instruments evidencing or creating a security interest or lien to secure the Senior Priority Securities, collectively, the “Senior Priority Security Documents”) on the Collateral (as defined below).  The Junior Priority Securities will be secured on a basis that is junior to the Senior Priority Securities and the ABL Facility on all of the Collateral.  On the Closing Date, (a) the Company, the Guarantors organized under the laws of any state of the United States and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Junior Priority Collateral Agent” and together with the Senior Priority Collateral Agent, the “Collateral Agents”), for its benefit and the benefit of the Trustee and the holders of the Junior Priority Notes, will execute a U.S. security agreement (the “Junior Priority Security Agreement” and together with the Senior Priority U.S. Security Agreement, the “U.S. Security Agreements”) and (b) the Guarantors organized under the laws of Canada and the Junior Priority Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Junior Priority Notes, will execute a Canadian security agreement (the “Junior Priority Canadian Security Agreement”; the Junior Priority Canadian Security Agreement, together with the Junior Priority U.S. Security Agreement and any other instruments evidencing or creating a security interest or lien to secure the Junior Priority Securities, are referred to herein, collectively, as the “Junior Priority Security Documents” and together with the Senior Priority Security Documents, the “Security Documents”) on the Collateral.  The Fixed Asset Priority Collateral together with the ABL Priority Collateral, other than Excluded Property (as such term is defined in the Pricing Disclosure Package), are referred to herein collectively as the “Collateral”.

The Senior Priority Securities will be subject to an Intercreditor Agreement to be dated as of the Closing Date (the “ABL Intercreditor Agreement”), by and among the Senior Priority Collateral Agent, the Company, the Guarantors and the ABL Agent.  The Senior Priority Securities and Junior Priority Securities will also be subject to an Intercreditor Agreement to be dated as of the Closing Date (the “Junior Priority Intercreditor Agreement” and together with the

ABL Intercreditor Agreement, the “Intercreditor Agreements”), by and among the Senior Priority Collateral Agent, the Junior Priority Collateral Agent, the Company, the Guarantors and the ABL Agent.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indentures, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated June 17, 2014 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated June 19, 2014 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties.  Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indentures under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation.  None of the Company, the Guarantors or any of their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, the Guarantors, nor any of their respective Affiliates, or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors or any of their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e) Company Additional Written Communications.  The Company has not used, authorized, approved or distributed and will not use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f) Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.

(g) The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) DTC Agreement.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless whether such enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnification may be limited by applicable law and public policy considerations (collectively, the “Enforceability Exceptions”).

(i) Authorization of the Securities and the Guarantees.  The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture governing such Note, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture governing such Note and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture governing such Note and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture governing such Note.  The Guarantees on the Closing Date when issued will be in the respective forms contemplated by the Indenture governing such Guarantee and have been duly authorized for issuance pursuant to this Agreement and the Indenture governing such Guarantee; the Guarantees, at the Closing Date, will have been duly executed by each of the Guarantors and, when the applicable Notes have been authenticated in the manner provided for in the Indenture governing such Guarantee and issued and delivered against payment of the purchase price therefor in accordance with the terms of this Agreement, such Guarantee will constitute a valid and binding agreement of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture governing such Guarantee.

(j) Authorization of the Indentures.  The Indentures have been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(k) Authorization of the Intercreditor Agreements.  The Intercreditor Agreements have been duly authorized by the Company and each Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(l) Security Documents.  Each of the Security Documents has been duly authorized by the Company and/or the applicable Guarantor, as appropriate, and, when executed and delivered by the Company and/or the applicable Guarantor, will constitute a legal, valid and binding agreement of the Company and/or the applicable Guarantor enforceable against the Company and/or the applicable Guarantor (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally from time to time in effect and by general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law)).  The Senior Priority Security Documents, when executed and delivered in connection with the sale of the Senior

Priority Securities, will create in favor of the Senior Priority Collateral Agent, for the benefit of itself, the Senior Trustee and the holders of the Senior Priority Notes, valid and enforceable security interests in and liens on the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions, the filing of appropriate Personal Property Security Act (Canada) (“PPSA”) financing statements in Canadian jurisdictions and the taking of the other actions, in each case as further described in the Senior Priority Security Documents, the security interests in and liens on the rights of the Company or the applicable Guarantor in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons other than as described in the Offering Memorandum.  The Junior Priority Security Documents, when executed and delivered in connection with the sale of the Junior Priority Securities, will create in favor of the Junior Priority Collateral Agent, for the benefit of itself, the Junior Trustee and the holders of the Junior Priority Notes, valid and enforceable security interests in and liens on the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions, the filing of appropriate PPSA financing statements in Canadian jurisdictions and the taking of the other actions, in each case as further described in the Junior Priority Security Documents, the security interests in and liens on the rights of the Company or the applicable Guarantor in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third persons other than as described in the Offering Memorandum.

(m) Description of Documents.  The Securities, the Indentures, the Security Documents and the Intercreditor Agreements conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

(n) No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of Holdings, the Company and their respective subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) Holdings, the Company and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by Holdings or the Company or, except for dividends paid to Holdings, the Company or other subsidiaries, any of their respective subsidiaries on any class of capital stock or repurchase or redemption by Holdings, the Company or any of their respective subsidiaries of any class of capital stock.

(o) Independent Accountants.  Grant Thornton LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included in the Offering Memorandum, is an independent public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(p) Preparation of the Financial Statements.  The consolidated financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Offering Memorandum under the captions “Offering Memorandum Summary–Summary Selected Consolidated Financial Data” and “Selected Consolidated Financial Information” fairly present in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.  The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that Holdings, the Company and their respective subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(q) Incorporation and Good Standing of Holdings, the Company and their Respective Subsidiaries.  Each of Holdings, the Company and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of Holdings, the Company and the Guarantors, to enter into and perform its obligations under each of this Agreement, the DTC Agreement, the Securities, the Indentures, the Security Documents and the Intercreditor Agreements to which it is a party.  Each of Holdings, the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Holdings, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum.  Holdings does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B hereto or in Exhibit 21.1 to Holdings’ Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

(r) Capitalization and Other Capital Stock Matters.  At March 29, 2014, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Company and Holdings would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum).

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of Holdings, the Company or any of their respective subsidiaries is (i) in violation of its charter, bylaws or similar constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which Holdings, the Company or any of their respective subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s 11.50% Senior Notes due 2017, 7.00% Exchangeable Senior Notes due 2017 or the related indentures, and the ABL Facility), or to which any of the property or assets of Holdings, the Company or any of their respective subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  The Company’s and the Guarantors’ execution, delivery and performance of this Agreement, the DTC Agreement, the Indentures, the Security Documents and the Intercreditor Agreements, as the case may be, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of Holdings, the Company or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings, the Company or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Holdings, the Company or any of their respective subsidiaries, except for such violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or any Guarantor’s execution, delivery and performance of this Agreement, the DTC Agreement, the Indentures, the Security Documents, or the Intercreditor Agreements, or the issuance and delivery of the Securities or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (A) such as have been obtained or made by the Company and the applicable Guarantor and are in full force and effect under the Securities Act or applicable securities laws of the several states of the United States or provinces of Canada, and (B) such filings and recordings as may be required to perfect the liens and security interests granted to the Collateral Agents in the Collateral.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Holdings, the Company or any of their respective subsidiaries.

(t) No Material Actions or Proceedings.  Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened (i) against or affecting Holdings, the Company or any of their respective subsidiaries or (ii) which has as the subject thereof any property owned or leased by Holdings, the Company or any of their respective subsidiaries and any such action, suit or proceeding, if determined adversely to Holdings, the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  No labor dispute with the employees of Holdings, the Company or any of their respective subsidiaries (a) exists or (b) to the best of the Company’s or any Guarantor’s knowledge, is threatened or imminent and, in each case, would reasonably be expected to result in a Material Adverse Change.

(u) Intellectual Property Rights.  Holdings, the Company and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change.  Neither Holdings, the Company nor any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

(v) All Necessary Permits, etc.  Holdings, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses, except the absence of which certificates, authorizations or permits which would not reasonably be expected to result in a Material Adverse Change, and neither Holdings, the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(w) Title to Properties.  Holdings, the Company and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) hereof (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Offering Memorandum (including, without limitation, Permitted Liens (as such term is defined in the Offering Memorandum)) and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by Holdings, the Company or such subsidiary.  The real property, improvements, equipment and personal property held under lease by Holdings, the Company or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such real property, improvements, equipment or personal property by Holdings, the Company or such subsidiary.

(x) Tax Law Compliance.  Holdings, the Company and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related assessment, fine or penalty levied against any of them, except to the extent that the failure of any of the foregoing to be true would, in the aggregate, not reasonably be expected to result in a Material Adverse Change.  Holdings and the Company have made adequate charges, accruals and reserves in accordance with generally accepted accounting principles (“GAAP”) in the applicable financial statements referred to in Section 1(o) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of Holdings, the Company or any of their respective subsidiaries has not been finally determined.

(y) Company and Guarantors Not “Investment Companies”.  Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (including the rules and regulations of the Commission promulgated thereunder), and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z) Insurance.  Each of Holdings, the Company and their respective subsidiaries have insurance covering their respective properties, which insurance is in amounts and covers such losses and risks as are customary for businesses in similar industries.  Neither Holdings nor the Company has received notice from any insurer or agent of such insurer that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(aa) No Price Stabilization or Manipulation.  None of the Company or any of the Guarantors has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) Solvency.  Immediately after the Closing Date, Holdings, the Company and the Guarantors, on a consolidated basis, will be Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(cc) Compliance with Sarbanes-Oxley.  Holdings, the Company and their respective subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(dd) Accounting Systems.  Holdings, the Company and their respective subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package present fairly the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) Disclosure Controls and Procedures.  Holdings has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Holdings and its subsidiaries is made known to the chief executive officer and chief financial officer of Holdings by others within Holdings, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Holdings’ auditors and the Board of Directors of Holdings have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect Holdings’ or the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in Holdings’ internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff) Regulations T, U and X.  Neither the Company nor any Guarantor nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(gg) Compliance with and Liability under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change:  (i) each of Holdings, the Company and their respective subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of Holdings, the Company or their respective subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither Holdings, the Company nor any of their respective subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Holdings, the Company or any of their respective subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which Holdings or the Company has received written notice, and no written notice by any person or entity that has been received by Holdings or the Company alleging actual or potential liability on the part of Holdings, the Company or any of their respective subsidiaries pursuant to any Environmental Law pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against Holdings, the Company or any of their respective subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law Holdings, the Company or any of their respective subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither Holdings, the Company nor any of their respective subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by Holdings, the Company or any of their subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences at any facility or property owned, operated or leased by Holdings, the Company or any of their subsidiaries, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of Holdings, the Company or any of their respective subsidiaries, including without limitation, any such liability which Holdings, the Company or any of their respective subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(hh) ERISA Compliance.  Except as would not reasonably be expected to have a Material Adverse Effect:

(i)           Holdings, the Company and their respective subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by Holdings, the Company, their respective subsidiaries or their ERISA Affiliates (as defined below) (an “Employee Benefit Plan”) are in compliance with ERISA;

(ii)           To the knowledge of the Company and the Guarantors, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which Holdings, the Company, their respective subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA;

(iii)           No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan (other than any reportable event for which notice has been waived or for which notice was timely filed) in connection with the offering and the sale of the Notes;

(iv)           Neither Holdings, the Company, their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan (except as otherwise disclosed in the Offering Memorandum), or (B) Section 430(k), 4971, 4975 or 4980B of the Code; and

(v)           Each Employee Benefit Plan that is intended to be qualified under Section 401 of the Code (A) has received (or is entitled to rely upon) a favorable IRS determination letter as to its qualified status, or (B) was adopted by means of a prototype plan that has received a favorable IRS opinion letter on which the plan sponsor is entitled to rely, and nothing has occurred, whether by action or failure to act, which would adversely affect such determination.  The term “ERISA Affiliate” means, with respect to Holdings, the Company or a subsidiary, any member of any group of organizations described in Section 414(b) or (c) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which Holdings, the Company or such subsidiary is a member.

(ii) No Unlawful Payments.  Neither Holdings nor any of its subsidiaries, nor, to the knowledge of the Company and each of the Guarantors, any director, officer or employee, agent, affiliate or other person acting on behalf of Holdings or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  Holdings and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Money Laundering Laws.  The operations of Holdings and its subsidiaries are and have been conducted for the past five years in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all applicable money laundering statutes of all jurisdictions where Holdings or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(kk) No Conflicts with Sanctions Laws.  Neither Holdings nor any of its subsidiaries, nor, to the knowledge of the Company or any of the Guarantors, any director, officer, employee, agent, affiliate is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is Holdings or any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and Holdings will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, Holdings and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll) Collateral.  The Company and the Guarantors collectively own, have rights in or have the power to transfer rights in the Collateral, free and clear of any Liens (as defined under the caption “Description of senior priority notes” and “Description of junior priority notes” in the Offering Memorandum) other than Permitted Liens (as defined in the Indentures).

(mm) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of Holdings, the Company and their respective subsidiaries (the “Company Stock Plans”), Holdings has not knowingly granted, and there is no and has been no policy or practice of Holdings of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding Holdings, the Company or their respective subsidiaries or their results of operations or prospects.

(nn) Regulation S.  The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.

(oo) Material Business Operations.  None of the Guarantors (other than Holdings and the subsidiaries of Holdings set forth in Schedule C hereto) has any material business operations.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities.  Each of the Company and the Guarantors agrees to issue and sell to the Senior Initial Purchasers and the Junior Initial Purchasers, severally and not jointly, all of the Senior Priority Notes (and related Guarantees) and the Junior Priority Notes (and related Guarantees), respectively, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors (a) in the case of the Senior Initial Purchasers, the aggregate principal amount of Senior Priority Notes set forth opposite their names on Schedule A(i), at a purchase price of 98.625% of the principal amount thereof payable on the Closing Date and (b) in the case of the Junior Initial Purchasers, the aggregate principal amount of Junior Priority Notes set forth opposite their names on Schedule A(ii), at a purchase price of 98.625% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.  The Company and the Guarantors will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on June 26, 2014, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate.

(d) Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants.  Each of the Company and the Guarantors further, jointly and severally, covenants and agrees with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than two business days prior to the Closing Date, (and, in any event not later than the second business day after the date hereof) the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement a reasonable period of time prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.  If, prior to the first to occur of the 180th day from the date hereof and the completion of the placement (including the completion of all settlements related thereto) of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers (or the Company or its counsel) it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), file with the Commission (with respect to any documents incorporated by reference) and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance.  Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon reasonable request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d) under the Securities Act.

(h) Agreement Not To Offer or Sell Additional Securities.  During the period of 90 days following the date hereof, the Company will not, without the prior written consent of J.P. Morgan Securities LLC (which consent may be withheld at the sole discretion of J.P. Morgan Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i) No Integration.  The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) No General Solicitation or Directed Selling Efforts.  The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales.  The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them until the six-month anniversary of the Closing Date.

(l) Legended Securities.  Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(m) The Liens.  The Company and the Guarantors shall cause the Senior Priority Securities to be secured by perfected first priority liens on the Fixed Asset Priority Collateral and perfected second priority liens on the ABL Priority Collateral (it being understood that the ABL Facility shall be secured by perfected first priority liens on the

ABL Priority Collateral and second priority liens on the Fixed Asset Priority Collateral), in each case excluding the Excluded Property, to the extent and in the manner provided for in the Senior Priority Indenture, the ABL Intercreditor Agreement and the Senior Priority Security Documents and as described in the Pricing Disclosure Package and Offering Memorandum, in each case subject to no Liens except Permitted Liens.  The Company and the Guarantors shall cause the Junior Priority Securities to be secured by perfected liens on the Collateral ranking junior in priority to the liens on the Collateral securing the Senior Priority Securities and the ABL Facility to the extent and in the manner provided for in the Junior Priority Indenture, the Junior Priority Intercreditor Agreement and the Junior Priority Security Documents and as described in the Offering Memorandum, in each case subject to no Liens except Permitted Liens.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses.  Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Indentures, the Security Documents, the Intercreditor Agreements, the DTC Agreement and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the  provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Security Documents, the Intercreditor Agreements, the Indentures and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (x) all fees, costs and expenses (including the reasonable expenses of counsel for the Initial Purchasers related thereto) of creating and perfecting security in interests in the Collateral and establishing the Intercreditor Agreements, including all filing, recording and post-closing fees and expenses and related taxes with respect thereto, as set forth in the Security Documents and (xi) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Grant Thornton LLP, the independent registered public accounting firm for the Company and the Guarantors, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountant, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.

(b) No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded Holdings, the Company or any of their respective subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act.

(c) Opinion of Counsels for the Company.  On the Closing Date the Initial Purchasers shall have received the favorable opinions of (i) Hughes Hubbard & Reed LLP, New York counsel for the Company, (ii) DLA Piper, Georgia, North Carolina, Virginia, Maryland and Massachusetts counsel for the Company, (iii) Bose McKinney & Evans LLP, Indiana counsel for the Company, (iv) Davis Graham & Stubbs LLP, Colorado counsel for the Company, (v) Fasken Martineau DuMoulin LLP, Ontario counsel for the Company, (vi) Stewart McKelvey, Nova Scotia counsel for the Company and (vii) Ian Scheinmann, Senior Vice President, Legal Affairs of the Company, each dated as of such Closing Date and in form and substance reasonably satisfactory to the Representative.

(d) Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e) Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f) Indentures.  The Company and the Guarantors shall have executed and delivered the Senior Priority Indenture and the Junior Priority Indenture, in form and substance reasonably satisfactory to the Senior Initial Purchasers and the Junior Initial Purchasers, respectively, and the Senior Initial Purchasers and the Junior Initial Purchasers, respectively, shall have received executed copies thereof.

(g) Security Documents and Intercreditor Agreements.  The Company and the Guarantors shall have executed and delivered a perfection certificate dated as of the Closing Date (the “Perfection Certificate”) in form and substance reasonably satisfactory to the Initial Purchasers.  Except as otherwise provided for in this Agreement, the Security Documents or the Indentures, the Representative and the Collateral Agents shall have received each of the Security Documents and the Intercreditor Agreements, in form and substance reasonably satisfactory to the Initial Purchasers, and all other certificates, agreements or instruments necessary to perfect the Collateral Agents’ security interest in and liens on all of the Collateral to the extent required as described in the Pricing Disclosure Package and Offering Memorandum and pursuant to the Security Documents (including, but not limited to, stock certificates and promissory notes accompanied by instruments of transfer, stock powers and note powers, as applicable, undated and endorsed in blank, Uniform Commercial Code and PPSA financing statements in appropriate form for filing and filings with the United States Patent and Trademark Office and United

States Copyright Office in appropriate form for filing); each such document shall be executed (if applicable) by the Company, the Guarantors and each other party thereto and each such document shall be in full force and effect to the extent required as described in the Pricing Disclosure Package and Offering Memorandum and pursuant to the Security Documents.  The Representative shall also have received (i) copies of Uniform Commercial Code and PPSA searches, as applicable, for the Company and each Guarantor and (ii) tax and judgment lien searches or equivalent reports or searches, and a copy of searches at the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office for the Company and each Guarantor to the extent reasonably requested by the Representative, in the case of each of clauses (i) and (ii), as of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or any Guarantor as debtor and that are required by the Perfection Certificate or that the Representative deems reasonably necessary or appropriate, none of which shall encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens and liens to be released, terminated or discharged on the Closing Date).

(h) Insurance.  On or before the Closing Date, the Initial Purchasers shall receive certificates of insurance covering the property and assets of the Company and the Guarantors, which certificates, including endorsements thereto, shall reflect the Senior Priority Collateral Agent for its benefit and the benefit of the Senior Priority Trustee and the holders of the Senior Priority Notes and the Junior Priority Collateral Agent for its benefit and the benefit of the Junior Priority Trustee and the holders of the Junior Priority Notes, in each case as an additional insured on liability policies and a loss payee on property policies.

(i) Equipment Loan Agreement Amendment. On or before the Closing Date, an amendment to the Term Loan, Guarantee and Security Agreement, dated as of September 16, 2013, among the Company, Envelope Product Group, LLC, Commercial Envelope Manufacturing Co., Inc., the lenders party thereto and ICON Agent, LLC, as agent, shall have been executed and delivered by the parties thereto, and the Initial Purchasers shall have received an executed copy thereof.

(j) Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5, 10(i) or 10(iv) hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Initial Purchasers, severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR, IN THE CASE OF RULE 144A NOTES, AND 40 DAYS, IN THE CASE OF REGULATION S NOTES, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND

THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  [THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.] [IN THE CASE OF REGULATION S NOTES:  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the

Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise in accordance with Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all reasonable expenses (including the fees and disbursements of counsel chosen by J.P. Morgan Securities LLC) promptly as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or otherwise in accordance with Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the fourth sentence of the ninth paragraph and the eleventh paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder for contribution or otherwise to the extent it is not prejudiced (such as through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 8 and Section 9.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel to represent such indemnified party reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnified party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party (J.P. Morgan Securities LLC in the case of Sections 8(a) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release, in form and substance reasonably satisfactory to such indemnified party, of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedules A(i) and A(ii).  For purposes of this Section 9, each director, officer, employee and affiliate of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of This Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time:  (i) trading or quotation in any of the Company’s or any of the Guarantors’ securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the reasonable judgment of the Representative there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

J.P Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: 212-270-1063
Attention: Stathis Karanikolaidis

with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Facsimile: (212) 269-5420
Attention: Corey Wright, Esq.

If to the Company or the Guarantors:

Cenveo Corporation
200 First Stamford Place, 2nd Floor
Stamford, CT  06902
Facsimile:  (203) 595-3074
Attention:  Ian Scheinmann, Senior Vice President, Legal Affairs

and:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York,  NY  10004
Facsimile:  (212) 299-6770
Attention:  Gary J. Simon, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”)

may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.  Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b) Waiver of Jury Trial.  The Company and the Guarantors hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Guarantors agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and the Guarantors and may be enforced in any other courts in the jurisdiction of which the Company and the Guarantors are or may be subject, by suit upon such judgment.

SECTION 17. Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities of a series that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities of such series to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the changes, if any, required in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility.  Each of the Company and the Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CENVEO CORPORATION

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

CENVEO, INC.

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

Each Guarantor listed on Schedule B hereto

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

J.P. Morgan Securities LLC Acting on behalf of itself and as the Representative of the several Initial Purchasers By: J.P. Morgan Securities LLC

By:	/s/ Stathis Karanikolaidis
Name: Stathis Karanikolaidis
Title: Managing Director

SCHEDULE A(i)

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$200,070,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$108,000,000
Barclays Capital Inc.	$ 81,000,000
Macquarie Capital (USA) Inc.	$121,500,000
CRT Capital Group LLC	$ 15,120,000
Imperial Capital, LLC	$ 9,450,000
CJS Securities, Inc.	$ 2,430,000
Sidoti & Company, LLC	$ 2,430,000
Total	$540,000,000

SCHEDULE A(ii)

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$ 92,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 50,000,000
Barclays Capital Inc.	$ 37,500,000
Macquarie Capital (USA) Inc.	$ 56,250,000
CRT Capital Group LLC	$ 7,000,000
Imperial Capital, LLC	$ 4,375,000
CJS Securities, Inc.	$ 1,125,000
Sidoti & Company, LLC	$ 1,125,000
Total	$250,000,000

SCHEDULE B

Guarantors

CNMW Investments, Inc.
Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services, LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
RX JV Holding, Inc.
CRX JV, LLC
CRX Holding, Inc.
RX Technology Corp.
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing, Inc.
Old TSI, Inc.
Port City Press, Inc.
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Rex 2010, LLC
136 Eastport Road, LLC
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.
CMS Gilbreth Packaging Systems, Inc.
Impaxx, Inc.
Envelope Product Group, LLC
Cenveo McLaren Morris and Todd Company

SCHEDULE C

Discount Labels, LLC
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Madison/Graham ColorGraphics, Inc.
Commercial Envelope Manufacturing Co. Inc.
Rex 2010, LLC
Nashua Corporation
Envelope Product Group, LLC
Cenveo McLaren Morris and Todd Company
Lightning Labels, LLC
CMS Gilbreth Packaging Systems, Inc.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1